                            NATIONAL RE CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF NATIONAL RE CORPORATION
        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 1996

    The undersigned stockholder of National Re Corporation, a Delaware corporation ('National Re'), hereby appoints William D. Warren, Peter A. Cheney, Robert W. Eager, Jr. and Timothy T. McCaffrey, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all of the shares of common stock of National Re held of record by the undersigned on August 26, 1996 at the Special Meeting of Stockholders, or any adjournments or postponements thereof (the 'Special Meeting'), with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, each dated August 27, 1996.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE
      THE BOARD OF DIRECTORS OF NATIONAL RE RECOMMENDS A VOTE FOR PROPOSAL 1:

                                                                                               FOR    AGAINST    ABSTAIN
1.    The proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 1996, by     / /      / /        / /
      and among National Re Corporation, General Re Corporation and N Acquisition
      Corporation.
2.    In the discretion of the Board of Directors of National Re with respect to any other matters that may properly come before the Special Meeting.
      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
      SPECIFICATIONS MADE HEREIN. IF THIS PROXY IS SIGNED BUT NO SPECIFICATIONS ARE MADE,
      THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                     (continued on reverse side)

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus with respect to the Special Meeting.

RECORD DATE SHARES: (__________________)

                                                     Dated: ______________, 1996
                                                     Please sign as name(s)
                                                     appear on this proxy. If a
                                                     joint account, each joint
                                                     owner must sign. If signing
                                                     for a corporation or a

                                                     partnership or as agent,
                                                     attorney or fiduciary,
                                                     indicate the capacity in
                                                     which you are signing.

                                                     ___________________________
                                                             Signature(s)
                                                     Mark box at right if
                                                     comments or  / /
                                                     address change have
                                                     been noted on the
                                                     reverse side of this
                                                     card.

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